Exhibit 99.1

News from

COSTCO WHOLESALE CORPORATION ANNOUNCES

QUARTERLY CASH DIVIDEND

ISSAQUAH, Wash., October 29, 2013 - Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced that on October 29, 2013, its Board of Directors declared a quarterly cash dividend on Costco common stock of 31 cents per share. The quarterly dividend is payable November 29, 2013, to shareholders of record at the close of business on November 15, 2013.

Costco currently operates 642 warehouses, including 457 in the United States and Puerto Rico, 86 in Canada, 34 in Mexico, 25 in the United Kingdom, 18 in Japan, 10 in Taiwan, nine in Korea and three in Australia. The Company plans to open up to an additional seven new warehouses prior to the end of calendar year 2013. Costco also operates electronic commerce web sites, at www.costco.com (U.S.), www.costco.ca (Canada), www.costco.co.uk (United Kingdom), and www.costco.com.mx (Mexico).

Certain statements contained in this document and the pre-recorded telephone message constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, conditions affecting the acquisition, development, ownership or use of real estate, amounts expected to be spent on expansion plans, actions of vendors, rising costs associated with employees (including health care costs), energy, and certain commodities, geopolitical conditions and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission.

CONTACTS:	Costco Wholesale Corporation
Bob Nelson, 425/313-8255
Jeff Elliott, 425/313-8264

Issaquah Home Office — 999 Lake Drive — Issaquah, WA 98027-5367 — (425) 313-8100